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                                                                    Exhibit 5.01


                        [BLACK, MCCUSKEY, SOUERS & ARBAUGH]


                                  June 5, 1998

Gradall Industries, Inc.
406 Mill Avenue S.W.
New Philadelphia, Ohio 44663

Ladies and Gentlemen:


         Reference is made to your Registration Statement on Form S-3 (File No. 33-55763) filed with the Securities and Exchange Commission with respect to the proposed sale of up to 2,300,000 shares (the "Shares") of Common Stock, par value $.001, of Gradall Industries, Inc. (the "Company") of which 1,500,000 shares are to be sold by MGLA Fund II (the "Selling Stockholder") and the balance are to be sold by the Company.

         We have examined the records relating to the incorporation of the Company, including its Certificate of Incorporation and all amendments thereto, the records of proceedings taken by its directors and shareholders to date and the applicable provisions of the laws of the State of Delaware under which the Company was incorporated.

         Based upon the foregoing and upon the examination of such other matters as we have deemed necessary in order to express the opinions hereafter set forth, we are of the opinion that:

         1. The Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and sold upon the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         2. The Shares to be sold by the Selling Stockholder pursuant to the Registration Statement have been duly authorized, validly issued and are fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                       Very truly yours,

                                       /s/ Black, McCuskey, Souers & Arbaugh

                                       Black, McCuskey, Souers & Arbaugh